UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, Tennessee 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 5, 2024, the Board of Directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) approved the formation of a subsidiary of the Company to be incorporated under the laws of the State of Delaware under the name VisiRose, Inc. (“VisiRose”) and to pursue the development and commercialization of the Company’s pharmaceutical-grade active pharmaceutical ingredient (“API”) rose bengal sodium for the treatments of ophthalmology diseases and disorders. The certificate of incorporation of VisiRose was filed with the secretary of state of Delaware on December 5, 2024. A copy of VisiRose’s Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Company’s exclusive license agreement with the University of Miami (the “University”) for the development and commercialization of the University’s intellectual property related to photodynamic antimicrobial therapy in ophthalmology entered into on March 21, 2024 (the “License Agreement”), the Board approved the transfer of certain assets to VisiRose, such as the License Agreement, and the Company’s exclusive master supply agreement for API and investigational drug product, subject to final review and contract finalization by the Board.

VisiRose shall have an initial authorized capital stock of 5,000,000 shares, consisting of 4,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to the License Agreement, the Board approved the issuances of 95,000 shares of Class A Common Stock (the “Class A Shares”) to the Company and 5,000 Class A Shares to the University.

The Board also approved the appointment of the following individuals as the initial directors of VisiRose’s board: independent directors of the Company Webster Bailey and Jack Lacey, III, MD, chairman and chief executive officer of the Company Ed Pershing as chairman of VisiRose, and president of the Company Dominic Rodrigues. The Board also approved the following individuals as the initial officers of VisiRose: Dominic Rodrigues as Acting Chief Executive Officer of VisiRose, and Chief Financial Officer of the Company Heather Raines as Acting Chief Financial Officer of VisiRose.

On October 31, 2024, the Company entered into a non-binding seed round investment term sheet for VisiRose (the “Seed Round Term Sheet”) with non-related party investors (the “Seed Investors”), subject to final review and contract finalization by the Board. The Seed Investors shall invest in VisiRose:

●	$1,000,000 upon request at the lesser of a post-money valuation of $20 million or a twenty-five percent (25%) discount (the “Discount) to the valuation of a potential Series A investment round (the “Series A Round”) if its post-money valuation is less than or equal to $26.67 million,

●	$1,000,000 within thirty (30) days of a pre-investigational new drug (“IND”) application submission meeting with the U.S. Food and Drug Administration at the lesser of a post-money valuation of $25 million or at the Discount if the Series A Round’s post-money valuation is less than or equal to $33.33 million, and

●	$1,000,000 within two (2) years of their initial investment in VisiRose at the lesser of a post-money valuation of $33.33 million or at the Discount if the Series A Round’s post-money valuation is less than or equal to $44.44 million.

On December 5, 2004, pursuant to the Seed Round Term Sheet, the Board also approved the issuance of 5,278 shares of Class B Common Stock to the Seed Investors. The Board also approved the issuance of 278 shares of Class A Shares to the University pursuant to the License Agreement, whereby the University shall receive additional shares to remain at an ownership of five percent (5%) of VisiRose until VisiRose receives a total of $2,000,000 of qualified investment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of VisiRose, Inc., dated December 10, 2024
99.2	Press Release of Provectus Biopharmaceuticals, Inc., dated December 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (Principal Financial Officer)